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                                                                  EXHIBIT 10.16

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into on this 1st day of March, 1997 by and among USA.NET, INC., a Colorado corporation ("Seller"), and INTERNET EXPRESS, LLC, a Colorado limited liability corporation ("Buyer"). Seller and Buyer are sometimes hereinafter referred to individually as the "Party" and collectively as the "Parties."

                                    RECITALS

         A. Seller is engaged in the business of designing, creating and marketing a communications system which provides a means of accessing the Internet global information network by means of "dial-up" and dedicated lines. In addition, Seller provides Web site hosting and E-mail services.

         B. Seller's principal place of business is located at 102 South Tejon, Suite 220, Colorado Springs, CO 80903 (the "Premises"). Seller has additional locations in Denver CO, Seattle WA and Albuquerque NM (the "Co-Location Sites").

         C. Buyer believes it would be in Buyer's best interest to purchase certain assets of Seller as set forth herein in exchange for the consideration as set forth herein, and Seller believes it would be in Seller's best interest to enter into this Agreement for the sale of such assets.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions set forth herein, the Parties agree as follows:

                                   AGREEMENT

         1. TRANSFER OF ASSETS. Seller hereby agrees to sell and Buyer hereby agrees to purchase the Internet dial-up, dedicated line access, server co-location and Web site hosting portions of its operations and the goodwill associated therewith (the "Business"), certain assets related thereto and certain accounts receivable as expressly set forth in this Agreement; provided, however, assets used solely in connection with E-mail services, including but not limited to e-mail services for dial-up customers, shall not be subject to sale hereunder. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase from Seller those assets set forth below (the "Assets"):

             (a) EQUIPMENT. All equipment and all other tangible assets, listed on Exhibit A which is attached hereto and incorporated herein by this reference (the "Equipment").

             (b) INVENTORY AND SUPPLIES. All inventory, if any, and office supplies used solely in connection with the Business.

             (c) CONTRACTS. All right, title and interest of Seller, to and under executory contracts and other agreements of Seller including its work in progress relating to the Business


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and all supplier and customer contracts and royalty agreements used in connection with the Business expressly listed on Exhibit B1 (the "Contracts").

             (d) OPERATING DATA AND RECORDS. All operating data and records of Seller directly relating to the Business, including, but not limited to, all customer lists, sales records, administrative guidelines, employee manuals, internal procedure guides and memoranda, warranty records, purchase and supply forms, sales literature and any other relevant operating data and records directly related to the Business (the "Records").

             (e) CLAIMS. Any right, title and interest that Seller may have in any claims or rights against any third parties, arising under the Contracts or related to the Equipment but excluding any claims that Seller may have against any person or entity against whom a claim may be asserted that is not related to the Assets or the "Assumed Liabilities" (as defined below).

             (f) INTANGIBLE ASSETS. All intangible assets of Seller listed on Exhibit B1 as well as the subdomain names and network numbers listed on Exhibit B2. Notwithstanding the foregoing, Seller may retain ownership of its Class B IP addresses.

             (g) ACCOUNTS RECEIVABLE. All accounts receivable of the Business.

         2. ASSUMED LIABILITIES. Other than those liabilities accruing after the Closing under the terms of the Contracts, all telephone line charges for telephone lines and network provider charges for network connectivity used solely in connection with the Business after March 1, 1997, under that certain Promissory Note (the "Note") in the stated amount of $500,000, executed by Seller in favor of UMB Bank of Colorado ("Lender") and except as listed on Exhibit C (the "Assumed Liabilities"), Buyer shall not assume or become liable for any debts, liabilities, claims, contingencies or other obligations of any kind at any time whether or not in connection with the Business owed by Seller, including but not limited to:

             (a) The principal amount of any accrued interest and/or other charges in respect of any indebtedness for money borrowed, capitalized lease obligations (other than Contracts expressly assumed by Buyer and listed on Exhibit B hereto), or obligations under any outstanding loan or credit agreements, owed by Seller as of the Closing Date (other than the Note) to:

                           (i) any other financial institution or other lender,

                           (ii) any stockholders ("Stockholders") of Seller, or
to any officer, director or employee of Seller or Stockholders or any of their respective affiliates, and/or

                           (iii) any other person, firm or corporation;

             (b) Any obligations under any guaranties by Seller or Stockholders of or in respect of any indebtedness, liabilities or obligations of any person, firm or corporation (other than the Note);

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             (c) Any accrued employee expenses, including salaries, bonuses, vacation pay, holiday pay and payroll taxes, incurred in the ordinary course of the Business by Seller on or before the Closing Date;

             (d) Any amounts owed by Seller, Stockholders or their affiliates to attorneys, accountants or other professionals engaged from time to time by Seller, Stockholders or their affiliates;

             (e) Any Accounts Payable of Seller arising out of the operation of the Business (other than accounts payable arising under the Contracts after the Closing);

             (f) Any: (i) pension, profit sharing or other past service liability or indexing cost for retirement or disability benefits accruing to any employees of Seller relating to their employment with Seller, (ii) pension obligations for retired employees of Seller or post-retirement medical benefits relating to their employment with Seller, (iii) accrued tax liabilities or obligations of Seller, Stockholders or their affiliates for any periods on or prior to the Closing Date, including, without limitation, any liabilities of Seller for income taxes (federal, State or local), sales taxes or other taxes, including franchise taxes and taxes based on the income or capital of Seller, and non-current payroll taxes as of the Closing Date;

             (g) Any past, present or future costs, assessments, fines, penalties or related contingencies assessed or assessable under any environmental, labor, employee safety, wage and hour or other statute, rule or regulation, arising out of or relating to any transaction, act or omission before the Closing Date of Seller or any of its officers, directors or employees;

             (h) Any past or present workers' compensation, contingent liability or tort claims arising out of or relating to any transaction, act or omission, before the Closing Date, of Seller or any of its officers, directors or employees; and

             (i) Any claims, liabilities or contingencies relating to litigation, labor disputes, governmental investigations or administrative proceedings against or affecting Seller relating to its operation of the Business before the Closing.

         3. PURCHASE PRICE. The purchase price for the Business and the Assets shall be $925,000, and the assumption of the Assumed Liabilities. The Purchase Price shall be evidenced by a secured promissory note of Buyer (the "Purchase Price Note") providing for installment payments of $300,000 on or before March 3, 1997, and $150,000 on or before March 15, 1997, $250,000 on or before April 1, 1997 and $225,000 on or before May 1, 1997. Buyer shall perform all of the Assumed Liabilities in accordance with their terms, including, without limitation, the obligation to make timely payments of monthly installments of principal and interest due to Lender under the Note. If the Note is accelerated by Lender due to a failure to timely pay such monthly installments to Lender, Buyer shall be obligated to pay all amounts then due under the Note by reason of such acceleration.

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         4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller hereby represents and warrants to and covenants and agrees with Buyer and Buyer's successors and assigns that:

             (a) AUTHORITY AND TITLE. The execution, delivery and performance of this Agreement and the transactions herein contemplated, have been duly authorized and approved by the Stockholders and the Board of Directors of Seller. Seller is the sole owner of the Assets with full right to sell the Assets to Buyer as provided herein. The Assets shall be transferred free and clear of all liens and encumbrances, except for lien of taxes not yet due and payable and liens securing Assumed Liabilities. Stockholders and Board of Directors resolutions approving the sale by Seller are attached hereto as Exhibit D.

             (b) COMPLIANCE. Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Seller or any statute, regulation or court or administrative order or process applicable to Seller, or any material agreement or instrument to which Seller is a party or by which it is bound, or constitute a default thereunder.

             (c) OUTSTANDING BALANCE. The outstanding principle balance and accrued interest under the Note as of the Closing Date is $324,760.38. A true and correct copy of the Note is attached hereto as Exhibit E.

             (d) LICENSES AND PERMITS. To the best of Seller's knowledge, Seller has all the necessary licenses, permits and any other necessary approvals for the conduct and operations of the Business and there are not existing restrictions or any other governmental rules or regulations that would prevent the conduct of the Business on the Premises. Seller is not aware of any restrictions or any other rules or regulations that may prohibit or materially interfere with the conduct of the Business on the Premises in the future.

             (e) CONDITION OF ASSETS. To the Seller's knowledge, there are no material defects or deficiencies in the operating condition or state of repair of, or any other condition or stated facts affecting, any of the Assets which would materially adversely affect their use or detract from their value, except that Seller notes that the log-in script of Seller may be incompatible with Buyer's server software. All such properties and Assets are suitable for the purposes used and adequate and sufficient for all current operations of the Business.

             (f) ACCOUNTS RECEIVABLE. Seller represents and warrants that attached to this Agreement as Exhibit F is a complete and accurate Schedule of the accounts receivable of the Seller as of February 28, 1997, together with an accurate aging of these accounts. These accounts receivable have arisen from valid sales in the ordinary course of business. All accounts have been collected in full since that date, or are collectible in full to the best of Seller's knowledge.



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             (g) CUSTOMER LISTS. Seller represents and warrants that attached to this Agreement as Exhibit G is a correct and current list of all customers of Seller, together with summaries of the sales made to each customer during the most recent fiscal year. Except as indicated in Exhibit G, Seller does not have any information, nor is it aware of any facts, indicating that any of these customers intend to cease doing business with Seller, or materially alter the amount of business that they are presently doing with Seller.

             (h) TAXES. Seller has filed or caused to be filed, or has obtained extensions, within the times and within the manner prescribed by law, all federal, state and local tax returns and tax reports which are required to be filed by, or with respect to, the Seller or its property. Such returns and reports reflect accurately all liability for taxes of Seller for the periods covered thereby. Except as disclosed to Buyer in writing, all said taxes have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Seller. No governmental examination of any tax return of Seller is currently in process.

             (i) CORPORATE STATUS. Seller is a corporation duly organize, validly existing and in good standing under the laws of the State of Colorado and has full power and authority to own all of its properties and to carry on its Business as it is now being conducted.

             (j) INSURANCE. Seller has maintained and will continue to maintain through the Closing Date all necessary insurance with respect to its Business, properties and employees.

             (k) COMPLIANCE WITH LAWS. The Business and operations of Seller are being conducted in all material respects in compliance with all applicable laws, rules and regulations of all authorities and Seller has received no notice of any violation of any law, statute, ordinance, rule, regulation or governmental requirement relating to the Business or its Assets.

             (l) HAZARDOUS WASTE. Seller has not, in the conduct of its Business or in the ownership of any of its properties installed, used, manufactured, stored, released or disposed other than in material compliance with all applicable laws.

             (m) LITIGATION. Seller represents and warrants that there is no material suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Seller, threatened, against or affecting Seller, or the Business or Assets. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

             (n) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties set forth in this Section 4 shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

             (o) ACCURACY OF REPRESENTATIONS AND WARRANTIES. To the best of Seller's knowledge, no representation or warranty by Seller contained in this Agreement or any statement or certificate furnished or to be furnished to Buyer or its representatives in connection herewith or pursuant hereto contains any untrue statement of a fact or omits to state any fact required to



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make the statements herein or therein contained not misleading, taken as a whole. Seller has disclosed to buyer in writing all material adverse facts known to it relating to Seller and its condition (financial or otherwise), Business, Assets, Liabilities, operations and prospects. The copies of all documents furnished to Buyer hereunder are true and complete copies of the originals thereof.

             (p) TELCO CHARGES. Seller has paid or shall pay all amounts owed as of February 28, 1997 for the payment of network connectivity charges and telephone line charges with respect to circuits and telephone lines used in connection with the Business and to be transferred to Buyer hereunder for the ongoing operation of the Business. Buyer is responsible for all circuits and telephone lines used in connection with the Business after March 1, 1997.

             (q) CONTRACTS. Exhibit B sets forth a list of all Contracts as of the date of this Agreement. A true and correct copy of each Contract has been made available for inspection by the Buyer. Seller is not in default in any material respect under any contract. To Seller's knowledge, as of the date hereof, no other party to any contract is in material default thereunder.

         5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to and covenants and agrees with Seller and its respective successors and assigns that:

             (a) AUTHORITY. Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms, provisions or conditions of any governing documents of Buyer or any statute, regulation or court or administrative order or process applicable to Seller, or any material agreement or instrument to which Seller is a party or by which it is bound, or constitute a default thereunder.

             (b) APPROVAL. The execution, delivery and performance of this Agreement and the transactions herein contemplated, have been duly authorized and approved by the Board of Directors of Buyer.

         6.  SELLER'S BUSINESS RECORDS.

             (a) ACCESS TO RECORDS. Seller will make available to Buyer and to Buyer's attorneys, engineers and representatives, such records and other material reasonably requested by Buyer in order to permit it to make adequate review of Seller. All information furnished to Buyer by Seller will be kept confidential. In the event that no closing occurs on the Closing Date for any reason, all information furnished to Buyer by Seller will be immediately returned by Buyer. Buyer shall have the right to inspect and approve of said books and Records on or before the Closing Date.

             (b) DELIVERY OF BUSINESS RECORDS. Seller shall deliver the Records to Buyer on the Closing Date.


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         7.  FURTHER ASSURANCES AND INSTRUMENTS. From time to time after the
Closing Date, Seller shall, without further consideration, execute, acknowledge and deliver to Buyer further instruments of assignment, transfer and conveyance and take such other actions as Buyer may reasonably request to assure, to complete and to evidence the assignment, transfer and conveyance to Buyer of the Assets and full possession thereof in accordance with the provisions of this Agreement. Seller shall make its best efforts to assign the Contracts to Buyer.

         8. RISK OF LOSS. Pending consummation of the sale and purchase described in this Agreement, based on the satisfaction of the conditions set forth herein to occur as of the Closing Date, Seller shall bear all risk of loss, damage or destruction to the Business and the Assets through the Closing Date.

         9. PRORATIONS AND CREDITS. There shall be prorated between Seller and Buyer on the basis of thirty (30) day months as of March 1, 1997 the following designated item:

             (a) All personal property taxes levied or assessed against any of the Assets for the current tax year based on the amount shown on the latest available tax bill for the Assets whether the bill be for the current tax year or the preceding tax year.

             (b) All other prepaid expenses of the Business which are associated with the Assets and benefit Buyer and its operations of the Business.

         10. INDEMNIFICATION.

             (a) INDEMNIFICATION BY SELLER. From and after the Closing, and subject to the terms and conditions of this Agreement (including the limitations contained in Section 10.6 hereof), Seller agrees to reimburse, indemnify and hold harmless Buyer against and in respect of any and all damages, losses, liabilities, costs and expenses incurred or suffered by Buyer that result from, relate to or arise out of (i) a breach of the Seller's representations and warranties set forth in this Agreement or (ii) Seller's failure to perform or comply with any covenant or agreement set forth in this Agreement.

             (b) INDEMNIFICATION BY BUYER. From and after the Closing, and subject to the terms and conditions of this Agreement, Buyer agrees to reimburse, indemnify and hold harmless Seller and its Stockholders against and in respect of any and all damages, losses, liabilities, costs and expenses incurred or suffered by Seller or its Stockholders that result from, relate to or arise out of (i) a breach of the Buyer's representations and warranties set forth in this Agreement or (ii) Buyer's failure to perform or comply with any covenant or agreement set forth in this Agreement.

             (c) DEFENSE OF CLAIMS.

                 (i) NOTICE. When any claim, action or suit that is indemnifiable hereunder shall be filed or asserted in writing against any indemnified party, the indemnified party shall promptly notify the indemnifying party of the same in writing specifying in

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reasonable detail the basis of such claim, action or suit and the facts pertaining thereto. The failure of the indemnified party to promptly notify the indemnifying party of such claim, action or suit after notice to the indemnified party of such claim, action or suit shall not constitute a waiver of its rights under this provision unless such failure to promptly notify the indemnifying party shall have materially and adversely prejudiced the rights of the indemnifying party in respect of such claim, action or suit.

                 (ii) ASSUMPTION OF DEFENSE. Following the notice described in
Section 10.3(i) above, the indemnifying party shall have ten (10) days to notify the indemnified party that it intends to assume the defense of any claim, action or suit that is indemnifiable hereunder, in which case the indemnifying party shall be entitled thereafter to assume such defense. In connection with such defense, the indemnifying party may employ its own legal counsel, who shall be reasonably satisfactory to the indemnified party.

                 (iii) FAILURE TO ASSUME DEFENSE. In the event that the indemnifying party fails to give notice of the assumption of the defense of any claim, action or suit that is indemnifiable hereunder within the time period described in Section 10.3(ii) above, the indemnifying party shall no longer be entitled to assume such defense and the indemnified party shall defend such claim, action or suit, and, in such event, the indemnifying party shall indemnify the indemnified party for all reasonable fees and expenses incurred in connection therewith. The indemnifying party shall be entitled to participate at its own expense and with its counsel in the defense of any claim, action or suit, the defense of which it does not assume. Prior to effectuating any compromise or settlement of any such claim, action or suit, the indemnified party shall furnish the indemnifying party with written notice of any proposed compromise or settlement in sufficient time to allow the indemnifying party to act thereon. Following reasonable time after the giving of such notice, the indemnified party shall be permitted to effect such compromise or settlement unless the indemnifying party (A) reimburses the indemnified party in accordance with the terms of this section for all reasonable fees and expenses incurred by the indemnified party in connection with the action, claim or suit, and (B) assumes the defense of the action, claim or suit.

             (d) LIMITATION ON INDEMNIFICATION. No claim for indemnification under Section 10(a) may be made after the 360th day following the Closing Date. The amount of any indemnification claims arising under Section 10(a) or Section 10(b) shall be limited to the amount of the Purchase Price. In addition, Seller or Buyer shall not be required to provide any indemnification with respect to claims arising under Section 10(a) or Section 10(b) until, and only to the extent that, the amount of such claims and expenses exceeds $10,000.

             (e) NO OTHER RIGHTS AND REMEDIES. The indemnification rights under this Section 10 are the exclusive method for the parties to compensate or indemnify each other for claims relating to the Business and the Assets.

         11. INTENTIONALLY OMITTED.



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         12. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. The obligations of
Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the conditions set forth in this Section. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of their representations, warranties or covenants under this Agreement.

             (a) PERFORMANCE BY SELLER. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

             (b) ACCURACY OF SELLER'S REPRESENTATIONS. All the representations and warranties made by the Seller herein are accurate as of the Closing Date.

             (c) APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respect to Buyer and his counsel.

             (d) LEASES. Buyer and Seller shall have entered into subleases or assignment of the leases of space, in a form and scope acceptable to both parties, with respect to the Premises and Co-Location Sites to permit Buyer to conduct the operation of the Business after the Closing Date in a similar manner to the current operations of the Buyer. Each such agreement shall be for a term of at least one (1) year, terminable by Buyer at any time upon at least sixty (60) days prior notice and such other terms as are reasonable and customary. The lease for space of the premises in Colorado Springs shall provide for four (4) months free rent.

             (e) SUBDOMAIN NAME USAGE. Seller hereby grants Buyer a revocable exclusive license to use the USA.NET subdomain names and network numbers that have been used in connection with the Business, as listed on Exhibit H at not cost to Buyer in order to enable Buyer to continue to operate the Business. Seller may revoke such license at any time beginning one (1) year after the Closing upon ninety (90) days prior written notice to Buyer.

         13. CLOSING. The Closing (the "Closing") shall occur on or before March 1, 1997 (the "Closing Date"). Buyer and Seller may mutually agree to move the Closing Date. The effective date of this Agreement for all purposes shall be March 1, 1996.

         14. COSTS AND EXPENSES. Buyer and Seller shall each pay their own attorney's fees and any other costs and expenses associated with the preparation and execution of this Agreement and the obligations set forth therein.

         15. BUSINESS BROKER. Seller and Buyer represent and warrant that no intermediary is entitled to any commission or finder's fee in connection with any part of this transaction. Seller and Buyer indemnify each other against any other such claims.


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         16. SALES AND USE TAX. In the event that there is any sales and use tax or any other tax on Seller associated with the transfer of the Assets from Seller to Buyer, Buyer shall be solely responsible for the payment of said taxes and shall file any necessary tax returns relating thereto in a complete, accurate and timely manner.

         17. ALLOCATION OF PURCHASE PRICE. The purchase price for the
Assets shall be allocated as set forth on Exhibit I attached hereto. The parties hereto agree to make all appropriate fillings with federal and state taxing authorities consistent with such allocation.

         18. GENERAL PROVISIONS.

             (a) NOTICES. All notices pertaining to this Agreement shall be in writing and shall be transmitted either by facsimile, overnight mail, personal hand delivery or through the facilities of the United States Post Office, certified or registered mail, return receipt requested. The addresses set forth below for the respective Parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

                  Internet Express, LLC
                  102 South Tejon, Suite ____
                  Colorado Springs, Colorado  80903

                  USA.NET, Inc.
                  102 South Tejon, Suite 220
                  Colorado Springs, Colorado  80903

         Any such notices shall be deemed to be given as of the date so delivered.

             (b) SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

             (c) ATTORNEY'S FEES. In the event that any legal, declaratory, self help or equitable action including, but not limited to, arbitration, is commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing Party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for their attorney's fees and any other costs and expenses relating thereto.

             (d) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be controlled by and construed under the laws of the State of Colorado. In the event of any litigation arising out of any dispute in connection with this Agreement, the Parties hereby consent to the jurisdiction of the Colorado courts with venue in Colorado Springs, Colorado.


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             (e) PARTIES IN INTEREST. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

             (f) SURVIVAL OF REPRESENTATIONS. The respective representations and warranties of the Parties contained in this Agreement or any exhibit or document delivered pursuant hereto shall survive the purchase and sale of the Assets and Business contemplated hereby for a period of one (1) year following the Closing Date.

             (g) AMENDMENTS, MODIFICATIONS AND WAIVERS. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith. No wavier of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No wavier shall be binding unless executed in writing by the party making the waiver.

             (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

             (i) BINDING EFFECT. Each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, assigns and legal representatives and shall survive the termination of this Agreement where appropriate to carry out the terms thereof.

             (j) AGREEMENT PREPARATION. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party.

             (k) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the Parties hereto respecting the subject matter contained herein and there are no representations, agreements, arrangements or understandings, oral or written, between and among the Parties hereto, relating to the subject matter hereof which are not fully expressed herein.


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




         THIS AGREEMENT is adopted and made effective as of the date first above written as evidenced by the signatures set forth below.


BUYER                                       SELLER

INTERNET EXPRESS, LLC                       USA.NET, INC.



By: /s/ Wei Lin                             By: /s/ John Street
   ------------------------------               ------------------------------
    Wei Lin, President                          John Street, President





                                      12.